Exhibit 99.1

FOR IMMEDIATE RELEASE
MAY 23, 2007

CHAMPION ANNOUNCES DIVIDEND AND CONFERENCE CALL AND EARNINGS RELEASE DATE TO DISCUSS THE 2ND QUARTER AND SIX MONTHS FINANCIAL RESULTS

Huntington, WV- - Champion Industries, Inc. (NASDAQ/CHMP) today announced that it will hold a conference call on Thursday May 31, 2007 to discuss the Company’s financial results for the 2nd quarter and six months ended April 30, 2007. The Company’s financial results for the quarter and six months will be released after the market’s close on Wednesday May 30, 2007.

In addition, the Board of Directors announced the declaration of the Company’s quarterly dividend of six cents per share. The cash dividend will be paid on June 18, 2007, to shareholders of record on June 8, 2007.

The conference call will begin at 10:00 AM Eastern time. To access the live webcast please visit www.champion-industries.com, to access the call via telephone please dial 1-800-862-9098.  An archived version of the webcast will be available for 30 days.

Champion is a commercial printer, business forms manufacturer and office products and office furniture supplier in regional markets east of the Mississippi. Champion serves its customers through the following companies/divisions: Chapman Printing (West Virginia and Kentucky); Stationers, Champion Clarksburg, Capitol Business Interiors, Garrison Brewer, Carolina Cut Sheets, U.S. Tag and Champion Morgantown (West Virginia); Champion Output Solutions (West Virginia); The Merten Company (Ohio); Smith & Butterfield (Indiana and Kentucky); Champion Graphic Communications (Louisiana); Interform Solutions and Consolidated Graphic Communications (Pennsylvania, New York and New Jersey); Donihe Graphics (Tennessee) and Blue Ridge Printing (North Carolina and Tennessee).

Certain Statements contained in the release, including without limitation statements including the word “believes”, “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, general and economic business conditions in the Company’s market areas affected by Hurricane Katrina, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Contact: Todd R. Fry, Chief Financial Officer at 304-528-5492